EXHIBIT 99B.1


CONSOLIDATED STATEMENTS OF                              U S WEST, Inc.
INCOME  (UNAUDITED)
                                                 Quarter Ended
Dollars in millions,                              December 31,      %
except per share amounts                       1993         1992  Change
- ---------------------------------------------------  -----------  -------
SALES AND OTHER REVENUES                   $2,666.0     $2,519.0      5.8

EXPENSES
Employee-related costs                        941.0        968.0     (2.8)
Other operating expenses                      562.3        486.5     15.6
Taxes other than income taxes                 100.0         77.6     28.9
Depreciation and amortization                 489.2        473.8      3.3
Interest expense                              125.1        109.2     14.6
Other income (expense) - net                  (54.3)       (34.6)    56.9
                                        -----------  ----------- ---------
Income from continuing operations
 before income taxes                          394.1        369.3      6.7

Provision for income taxes                    130.0        107.4     21.0
                                        -----------  ----------- ---------
Income from continuing operations             264.1        261.9      0.8

Discontinued operations                         -           41.7        -
                                        -----------  ----------- ---------
NET INCOME                                   $264.1       $303.6    (13.0)
                                        =========== ============ =========
Earnings per share:
 Continuing operations                        $0.62        $0.63     (1.6)

 Discontinued operations                        -           0.10      -
                                        -----------  ----------- ---------
EARNINGS PER SHARE                            $0.62        $0.73    (15.1)
                                        =========== ============ =========


Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.


                                      1